SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             JACOBSON STORES INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:
 [  ] Fee paid previously with preliminary materials.
 [  ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement No.:

       3)   Filing Party:

       4)   Date Filed:

                             Jacobson Stores Inc.

               3333 Sargent Road, Jackson, Michigan 49201-8847
                NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                 May 28, 1998

                            TO THE SHAREHOLDERS OF
                            JACOBSON STORES INC.:


        The 1998 Annual Meeting of Shareholders of Jacobson Stores Inc. will be held at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, on Thursday, May 28, 1998, at 11:30 a.m., local time, for the following purposes:

       (1) To elect Kathleen McCree Lewis, Michael T. Monahan, Richard Z. Rosenfeld and James L. Wolohan as Class III Directors, to serve until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified;

       (2) To consider and act on a proposal to amend the Jacobson Stores Inc. Stock Option Plan of 1994 to increase the aggregate number of shares of Common Stock that may be issued upon exercise of options granted under the plan from 900,000 to 1,400,000 shares;

       (3) To consider and act on a proposal to appoint Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending January 30, 1999; and

       (4) To transact any other business that may properly come before the meeting or any adjournments thereof.

       Common shareholders of record at the close of business on March 30, 1998 will be entitled to notice of and to vote at the meeting.

       Your attention is directed to the proxy statement submitted with this notice.

                                          By order of the Board of Directors,
                                            RICHARD Z. ROSENFELD, Secretary

Jackson, Michigan, April 10, 1998.

Shareholders are requested to specify their choice, date, sign and return the enclosed proxy in the enclosed envelope.

                             JACOBSON STORES INC.
                               PROXY STATEMENT
                                     FOR
                     1998 ANNUAL MEETING OF SHAREHOLDERS

       This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Jacobson Stores Inc. (the "Company") for use at its 1998 Annual Meeting of Shareholders, to be held Thursday, May 28, 1998, at 11:30 a.m., local time, at the corporate offices, 3333 Sargent Road, Jackson, Michigan 49201-8847, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy statement and the enclosed form of proxy are first sent or given to security holders on or about April 10, 1998.

       If the enclosed proxy is properly executed and returned to Norwest Shareowner Services, P.O. Box 64859, St. Paul, MN 55164-0859, all shares represented will be voted in the manner specified. A proxy may be revoked at any time before it is exercised.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       As of March 1, 1998, 5,779,021-2/3 shares of the Company's Common Stock, par value $1 per share, were outstanding and entitled to vote. Common shareholders of record at the close of business on March 30, 1998 will be entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held on the record date. Shares may not be voted cumulatively.

       The following table and the explanations on page 3 provide information as of March 1, 1998 for Dr. Robert Rosenfeld and as of December 31, 1997 for each of the remaining four persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, which is its only class of voting securities:

                                          Amount and Nature of      Percent
Name and Address of Beneficial Owner      Beneficial Ownership      of Class
-----------------------------------------------------------------------------

Robert L. Rosenfeld, Ph.D                     556,131-1/3(1)           9.6
   4535 Fourth Road North
   Arlington, Virginia 22203-2342

David L. Babson and Company Incorporated      723,500                 12.5
    One Memorial Drive
    Cambridge, Massachusetts 02142-1300

Dimensional Fund Advisors Inc.                392,400(2)               6.8
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

Franklin Resources, Inc.                      385,300                  6.7
    777 Mariners Island Blvd
    San Mateo, California 94404

Comerica Bank                                 311,186(3)               5.4
    One Detroit Center
    Detroit, Michigan 48275

(1) Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife, and 270,766 shares held as co-trustee with Comerica Bank, with respect to all of which Robert L. Rosenfeld has shared voting and investment owner. Also includes 2,500 shares that may be acquired on exercise of options.

(2)   Includes 115,750 shares over which it has shared voting power.

(3) Includes 270,766 shares held as co-trustee with Robert L. Rosenfeld, with respect to which Comerica Bank has shared voting and investment power and 28,890 shares held as trustee of the Jacobson Pension Plan, with respect to which Comerica Bank has shared investment power.

       The following table and explanation provide information as of March 1, 1998 about shares of the Company's Common Stock beneficially owned by each director, each of the executive officers identified on page 9, and all directors and executive officers as a group.

                                            Amount and Nature of      Percent
Name                                       Beneficial Ownership(1)   of Class
-----------------------------------------------------------------------------
Herbert S. Amster                                 15,562 (2)             *
Joseph H. Fisher                                   2,955 (3)             *
Paul W. Gilbert                                   46,087 (4)             *
Herman J. Heinle                                   2,250 (5)             *
Herman S. Kohlmeyer, Jr                          213,001 (6)           3.7
Theodore R. Kolman                                 6,750 (7)             *
Kathleen McCree Lewis                              4,000 (8)             *
Patricia Shontz Longe, Ph.D                        5,000 (9)             *
P. Gerald Mills                                  201,000(10)           3.4
Robert L. Moles                                    3,362                 *
Michael T. Monahan                                 3,500(11)             *
Philip H. Power                                    3,800(12)             *
James A. Rodefeld                                 13,667(13)             *
Mark K. Rosenfeld                                286,249(14)           4.95
Richard Z. Rosenfeld                             128,564(15)           2.2
Robert L. Rosenfeld, Ph.D                        556,131(16)           9.6
James L. Wolohan                                   4,000(17)             *

All directors and executive officers
  (17 persons)                                 1,495,343(18)          24.7

  * Less than 1% of the class


 (1) Includes shares the spouse and/or minor children of the named individual owns or has the right to acquire individually or jointly with the named individual. Also includes shares that may be acquired on exercise of options which are exercisable within 60 days after March 1, 1998.

 (2) Includes 7,812 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

 (3)  Includes 2,643 shares subject to shared voting and investment power.

 (4) Includes 17,000 shares subject to shared voting and investment power, 27,250 shares that may be acquired on exercise of options and 1,837 shares that may be acquired on conversion of debentures subject to shared voting and investment power.

 (5)  Includes 2,250 shares that may be acquired on exercise of options.

 (6) Includes 206,001 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

 (7)  Includes 6,750 shares that may be acquired on exercise of options.

 (8)  Includes 3,000 shares that may be acquired on exercise of options.

 (9)  Includes 2,500 shares that may be acquired on exercise of options.

(10)  Includes 200,000 shares that may be acquired on exercise of options.

(11)  Includes 2,500 shares that may be acquired on exercise of options.

(12)  Includes 2,500 shares that may be acquired on exercise of options.

(13)  Includes 6,667 shares that may be acquired on exercise of options.

(14) Includes 17,293 shares subject to shared voting and investment power, 1,500 shares that may be acquired on exercise of options and 306 shares that may be acquired by Mark K. Rosenfeld or his wife as custodian on the conversion of debentures.

(15) Includes 40,710 shares subject to shared voting and investment power and 2,500 shares that may be acquired on exercise of options.

(16) Includes 7,312 shares held jointly with his wife, 18,418 shares held by his wife, and 270,766 shares held as co-trustee with Comerica Bank, with respect to all of which Robert L. Rosenfeld has shared voting and investment power. Also includes 2,500 shares that may be acquired on exercise of options.

(17)  Includes 3,000 shares that may be acquired on exercise of options.

(18) Includes 272,375 shares that may be acquired on exercise of options and 2,143 shares that may be acquired on conversion of debentures.

                                      2

       Information about beneficial ownership, set forth in the stock ownership tables, is based on information furnished by the shareholder, director, or executive officer.

       The following additional information is furnished in explanation of the stock ownership tables:

       40,279 shares of Common Stock are held by Richard Z. Rosenfeld as trustee under a revocable Trust Agreement dated December 14, 1968, established by Jacques A. Preis. Richard Z. Rosenfeld disclaims any beneficial interest in the shares, but they are shown as beneficially owned by him.

       As of December 31, 1997, David L. Babson and Company Incorporated, a registered investment advisor, exercised investment and voting discretion with respect to 723,500 shares of the Company's Common Stock which were owned by various investors. The foregoing information is based solely on a Schedule 13G report, dated January 15, 1998, filed by David L. Babson and Company Incorporated with the Securities and Exchange Commission.

       As of December 31, 1997, Dimensional Fund Advisors Inc., a registered investment advisor, was deemed to have beneficial ownership of 392,400 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The foregoing information is based solely on a Schedule 13G report, dated February 9, 1998, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission.

       As of December 31, 1997 (i) Franklin Resources, Inc., a parent holding company, (ii) Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and (iii) Franklin Advisory Services, Inc., an investment advisor, were deemed to have sole voting and investment power over 385,300 shares of the Company's Common Stock. The address of Franklin Advisory Services, Inc. is One Parker Plaza, Sixteenth Floor, Ft. Lee, New Jersey 07024. The foregoing information is based solely on a Schedule 13G report, dated January 30, 1998, filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. with the Securities and Exchange Commission.

       As of December 31, 1997, Comerica Bank held, as beneficial owner, an aggregate of 311,186 shares of the Company's Common Stock in various fiduciary capacities, which includes 28,890 shares as Trustee of the Company's Pension Plan. Comerica Bank has sole voting power over 40,420 shares, sole dispositive power over 9,400 shares, shared voting power over 270,766 shares and shared investment power over 272,590 shares, including 270,766 shares held in the Marjorie L. Rosenfeld Trust for which Comerica Bank acts as Co-Trustee with Robert L. Rosenfeld. The foregoing information is based solely on a Schedule 13G report, dated January 22, 1998, filed by Comerica Bank with the Securities and Exchange Commission and discussions with Comerica Bank officers.

       The shareholders reported above exclude the beneficial interest of the executive officers of the Company in 248,171 shares of Common Stock held in the Company's pension and profit sharing plans.

Section 16(a) Beneficial Ownership Reporting Compliance

       Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding 10% or more of its Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "S.E.C."). The Company is required to report in this proxy statement any late filings of reports of stock transactions in fiscal 1997, and any known failure to file a required report. Based on written representations of its directors, executive officers and 10% shareholders, and copies of reports that have been filed with the S.E.C. and furnished to the Company, the Company believes that all such persons complied with the filing requirements for all transactions in fiscal 1997.

                            ELECTION OF DIRECTORS

       The Company's Restated Articles of Incorporation provide for a Board of Directors consisting of not less than three members as determined by the affirmative vote of at least two-thirds of the entire Board. The directors are divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting are elected for a three-year term. If a quorum is present, the four nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.

       The directors whose term of office expires at the 1998 Annual Meeting of Shareholders are Kathleen McCree Lewis, Michael T. Monahan, Richard Z. Rosenfeld and James L. Wolohan (Class III Directors). Class II director, Patricia Shontz Longe, a director since 1973, has informed the Board of Directors that she intends to resign as a director effective May 28, 1998. The resignation is not the result of any disagreement with the Company. The Board of Directors has determined that the number of directors shall be eleven effective May 28, 1998, and has nominated Kathleen McCree Lewis, Michael T. Monahan, Richard Z. Rosenfeld and James L. Wolohan, each of whom is currently a director, as Class III Directors, to serve until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified. The terms of office of the Class I and Class II Directors will expire at the annual meetings of shareholders in 1999 and 2000, respectively.

       It is intended that each proxy given pursuant to this solicitation will be voted in favor of election of each of the four director nominees named, unless the shareholder withholds authority to vote for any one or more or all nominees in the manner indicated on the proxy.

       Management has no reason to believe that any nominee will be unable to serve; but if any should be unable to serve, the persons named in the enclosed proxy will vote for a substitute nominee or nominees, and/or for fewer nominees, according to their judgment.

      Proxies cannot be voted for more than four nominees.

       The following information is furnished with respect to the members of the Board of Directors, whose term of office will continue after the 1998 Annual Meeting of Shareholders, and nominees:

                                                                                   First              Current
                                    Principal Occupation and                       Became              Term
       Name                        Positions with the Company                Age  Director    Class   Expires
-------------------------------------------------------------------------------------------------------------

Herbert S. Amster (2,3)             Management consultant                     63   1967         I       1999

Paul W. Gilbert (2)                 Vice Chairman of the Board,               53   1988        II       2000
                                    Jacobson Stores Inc.

Herman S. Kohlmeyer, Jr. (2)        Senior Vice President-Investments,        65   1971         I       1999
                                    Prudential Securities, Inc.,
                                    New Orleans, Louisiana

Kathleen McCree Lewis (1)           Attorney; member, Dykema Gossett          50   1993       III       1998
                                    PLLC, Detroit, Michigan

P. Gerald Mills (2)                 Chairman of the Board, President and      69   1996         I       1999
                                    Chief Executive Officer,
                                    Jacobson Stores Inc.

Michael T. Monahan (1,2,3)          President, Comerica Bank,                 59   1990       III       1998
                                    Detroit, Michigan


                                      4



                                                                                   First              Current
                                    Principal Occupation and                       Became              Term
       Name                        Positions with the Company                Age  Director    Class   Expires
-------------------------------------------------------------------------------------------------------------


Philip H. Power (3)                 Chairman of the Board, Hometown           59   1985        II       2000
                                    Communications Network, Inc.,
                                    newspaper publisher, Livonia, Michigan

Mark K. Rosenfeld                   Commercial real estate developer,         52   1976         I       1999
                                    Wilherst Developers Inc.;
                                    former Chairman of the Board
                                    and Chief Executive Officer,
                                    Jacobson Stores Inc.

Richard Z. Rosenfeld (1,2,3)        Of Counsel, Rosenfeld,                    66   1957       III       1998
                                    Grover & Frang, P.C., Attorneys,
                                    Jackson, Michigan; Secretary,
                                    Jacobson Stores Inc.

Robert L. Rosenfeld, Ph.D.          Program Manager, Defense                  60   1967        II       2000
                                    Advanced Research Projects Agency,
                                    U.S. Department of Defense,
                                    Arlington, Virginia

James L. Wolohan (1)                Chairman of the Board, President          46   1993       III       1998
                                    and Chief Executive Officer, Wolohan
                                    Lumber Co., Saginaw, Michigan


       (1) Class III Directors, whose current term expires at the 1998 Annual Meeting; nominated to serve until 2001.
       (2)  Members of Executive Committee.
       (3) See information on page 6 under the caption "Certain Relationships and Related Transactions".

       Mr. Amster has been an independent management consultant for the past five years. He is a director of Mechanical Dynamics, Inc. and a director and Chairman of the Board of the Industrial Technology Institute. He was also a director of First of America Bank - Michigan, N.A. until July 1997 when the Bank was merged into the bank's holding company.

       Mr. Gilbert was Vice President and Controller of the Company, 1976-1984, Senior Vice President and Chief Financial Officer, 1984-1988, Executive Vice President and Chief Financial Officer, 1988-1993,
Treasurer, 1991-1993, and has been Vice Chairman of the Board since 1993.

       Mr. Kohlmeyer has been Senior Vice President-Investments of Prudential Securities, Inc., a broker-dealer, since 1988.

       Ms. Lewis has been a member of Dykema Gossett PLLC, a law firm, and its predecessor since 1973.

       Mr. Mills was Chairman and Chief Executive Officer of Dayton Corporation, 1978-1981; was Chairman and Chief Executive Officer, The J. L. Hudson Company, 1981-1983; was Chairman and Chief Executive Officer, Dayton Hudson Department Store Company and Executive Vice President, Dayton Hudson Corporation, 1983-1985; was Chairman and Chief Executive Officer, Millston Corporation, a specialty store retailer, 1986-1992; and was a business consultant from 1992 to 1996. He has served as Chairman of the Board and Chief Executive Officer of the Company since October 31, 1996, and also as President of the Company since December 20, 1996.

       Mr. Monahan has been President and a director of Comerica Incorporated since 1993, and President and a director of Comerica Bank since 1992. He is also a director of Hertz Corporation.

       Mr. Power founded Hometown Communications Network, Inc., a publisher of newspapers, in 1965, and has been its Chairman of the Board since that date. He is also a director of Daedalus Enterprises, Inc.

       Mark K. Rosenfeld has been a commercial real estate developer with Wilherst Developers Inc., since July 1997. From November 1996 until July 1997 he served as a business consultant. He was Chief Executive Officer of the Company, 1992-1996, and Chairman of the Board of the Company, 1993-1996. He is a director of TCF Financial Corporation and the Ramco-Gershenson Properties Trust.

       Richard Z. Rosenfeld was a member of Rosenfeld, Grover & Frang, P.C., a law firm, from 1981 until his retirement in 1995, and he continues to serve of Counsel to the firm. He has been Secretary of Jacobson Stores Inc. since 1964.

       Dr. Robert L. Rosenfeld has been Program Manager, Defense Advanced Research Projects Agency and its predecessor since 1985.

       Mr. Wolohan has been President and Chief Executive Officer of Wolohan Lumber Co. since 1987, and has also been Chairman of the Board since 1995. He is also a director of Citizens Banking Corporation.

       Robert L. and Mark K. Rosenfeld are brothers. Richard Z. Rosenfeld is their first cousin.

Certain Relationships and Related Transactions

       The Company and its subsidiaries have business relationships and transactions in the ordinary course of business with the following entities, of which the directors of the Company named below are officers or directors. The Company considers that the terms of all transactions referred to are comparable to those which would have been reached with unaffiliated parties.

       The Company and its subsidiaries regularly deposit money with and borrow money from various banks, including Comerica Bank and First of America Bank-Michigan, N.A. Michael T. Monahan is President and a director of Comerica Bank, and President and a director of Comerica Incorporated. Herbert
S. Amster was a director of First of America Bank-Michigan, N.A. until July 1997. During its last fiscal year, the Company and its subsidiaries paid $1,512,000 of interest to First of America Bank-Michigan, N.A. at rates ranging from 6.44% to 8.08%. At January 31, 1998, the total unpaid principal balance of all borrowings of the Company and its subsidiaries from that bank was $18,804,000. Information on the Company's banking relationships with Comerica Bank in fiscal 1997 is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation."

       The Company regularly advertises in various newspapers and other periodicals, including newspapers published by Hometown Communications Network, Inc., of which Philip H. Power is Chairman of the Board. During its last fiscal year, the Company paid newspapers published by Hometown Communications Network, Inc. $233,000 for advertising space.

       The Company retained Rosenfeld, Grover & Frang, P.C. for legal services in fiscal 1997. Richard Z. Rosenfeld serves of Counsel to that law firm. Information on the fees paid by the Company to that law firm is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation".

Compensation of Directors

       The Company compensates its directors at the rate of $9,000 per year ($12,000 for committee chair) plus $750 for each Board meeting attended and each committee meeting attended; except that no director fees are paid to any director who is a full-time employee of the Company (Mr. Mills and Mr. Gilbert). Directors are eligible to defer director fees, with interest thereon, until after termination of service as a director of the Company. The interest rate used by the Company's Deferred Compensation Plan, which is currently equal to the one-year Treasury Bill rate plus 125 basis points, or 6.46%, is determined from time to time by the Compensation Committee of the Board of Directors.

       Under the Company's Stock Option Plan of 1994, non-statutory stock options were granted in 1997 to the following directors who are not full-time employees of the Company, at $9-5/8, which was the fair market value on the date of grant:



             Name                                 Options
             -----------------------------------------------
            Herbert S. Amster                        500 sh.
            Herman S. Kohlmeyer, Jr.                 500
            Kathleen McCree Lewis                    500
            Patricia Shontz Longe, Ph.D.             500
            Michael T. Monahan                       500
            Philip H. Power                          500
            Mark K. Rosenfeld                        500
            Richard Z. Rosenfeld                     500
            Robert L. Rosenfeld, Ph.D.               500
            James L. Wolohan                         500


       The term of each director option is five years. No director options have been exercised.

       The Company retained Rosenfeld, Grover & Frang, P.C. for legal services in fiscal 1997. Richard Z. Rosenfeld serves of Counsel to that law firm. Information on the fees paid by the Company to that law firm is reported on page 14 under the caption "Compensation Committee Interlocks and Insider Participation".


Committees and Meetings of the Board of Directors

       The Company's Board of Directors held five meetings during the year ended January 31, 1998.

       There are four permanent committees of the Board of Directors:
Executive Committee, Audit Committee, Compensation Committee and Directors Committee.

       The Audit Committee consists of Directors Amster (Chair), Lewis, Power, Mark K. Rosenfeld and Robert L. Rosenfeld. It met three times during the year. The Audit Committee reviews the Company's accounting policies and reporting practices, and the adequacy of the system of internal controls; reviews and evaluates the scope and results of the audits completed by the Company's internal auditor; recommends to the Board, subject to shareholder approval, the selection of independent public accountants; reviews the quality standards maintained in their audit of the Company's financial statements; and evaluates their independence and professional competence, as well as the scope and results of their audit.

       The Compensation Committee consists of Directors Kohlmeyer (Chair), Monahan, Richard Z. Rosenfeld and Wolohan. It met four times during the year. It provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board, President and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies, administers the Company's Deferred Compensation Plan, evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers, and serves as the employee option committee under the Company's Stock Option Plan of 1994.

       The Directors Committee consists of Directors Monahan (Chair), Kohlmeyer, Longe, Mills and Richard Z. Rosenfeld. It met twice during the year. It considers nominees for directorship in the Company. The Company's Restated Articles of Incorporation contain procedures to be followed by any shareholder who intends to nominate a candidate for the Board of Directors. A written notice should be delivered to the Secretary of the Company not less than 120 days before the anniversary date of the Company's proxy statement for the previous year's annual meeting of shareholders. The notice should set forth the name, age, business address and residence address of each nominee proposed; the principal occupation or employment of each nominee; the number of shares of stock of the Company which are beneficially owned by each nominee; a statement that the nominee is willing to be nominated; and such other information concerning each nominee as is required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. Any nomination not made in accordance with this procedure will be void.

       During the year, every director attended at least 75% of the meetings of the Board and any committees on which the director served.

                            EXECUTIVE COMPENSATION


       The following table and footnotes summarize the compensation for the last three fiscal years of (i) the Company's Chief Executive Officer during fiscal 1997, (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of fiscal 1997, and (iii) two additional individuals who were among the Company's four most highly compensated executive officers other than the Chief Executive Officer, but was not serving as executive officers of the Company at the end of fiscal 1997:

                          Summary Compensation Table

                                                                  Long-Term
                                                                 Compensation
                                                                 -------------
                                                                     Awards
                                                                 -------------
                                                   Annual          Securities
                                               Compensation(1)     Underlying
                                               ---------------      Options/        All Other
                                               Salary    Bonus        SARs        Compensation(2)
Name and Principal Position           Year       ($)      ($)          (#)                ($)
-------------------------------------------------------------------------------------------------

P. Gerald Mills (3)                   1997     221,000       0           0             2,210
   Chairman of the Board,             1996      52,700       0     300,000                 0
   President and Chief Executive
   Officer

Paul W. Gilbert                       1997     280,289       0      25,000             1,447
   Vice Chairman of the Board         1996     246,866       0      40,000             1,444
                                      1995     220,000       0      24,000             1,449

James A. Rodefeld (4)                 1997     132,596       0      15,000               625
   Executive Vice President           1996       7,212       0      10,000                 0
   Marketing & Stores

Theodore R. Kolman                    1997     142,692  70,000       7,500             1,755
   Senior Vice President-             1996     137,443   5,923           0               832
   General Merchandise Manager        1995     128,000     366       9,000               719

Herman J. Heinle (5)                  1997     101,904       0       2,500               940
   Senior Vice President
   General Merchandise Manager

Robert L. Moles (6)                   1997      89,308  67,500       7,500            79,232
   Former Senior Vice President-      1996     132,443       0           0               800
   Stores                             1995     130,000       0      11,000               786

Joseph H. Fisher                      1997      45,769       0           0           100,732
   Senior Vice President-             1996     129,770   2,801           0               778
   General Merchandise Manager        1995     112,000   2,813       8,500               620

(1) The only types of other annual compensation for each of the named executive officers were in the form of perquisites in amounts less than the level required for reporting.

(2) The amounts shown as other compensation include for 1997: (a) Company contributions to the Jacobson's Retirement Savings & Profit Sharing Plan (401(k) plan) (Mr. Gilbert $900; Mr. Kolman $900; Mr. Heinle $609; Mr. Moles $900; and Mr. Fisher $372); (b) amounts paid by the Company for term life insurance (Mr. Mills $2,210; Mr. Gilbert $547; Mr. Rodefeld $625; Mr. Kolman $855; Mr. Heinle $331; Mr. Moles $447 and Mr. Fisher $745) and (c) amounts payable in connection with the termination of such executive officer's employment (Mr. Moles $77,885 and Mr. Fisher $99,615).

(3) Mr. Mills became Chairman of the Board and Chief Executive Officer of the Company effective October 31, 1996 and became President effective December 20, 1996.

(4) Mr. Rodefeld became an executive officer of the Company effective January 6, 1997.

                                      9



(5)  Mr. Heinle became an executive officer of the Company effective
     May 27, 1997.

(6) Mr. Moles resigned as Senior Vice President - Stores of the Company, effective September 16, 1997.

(7) Mr. Fisher resigned as Senior Vice President - General Merchandise Manager of the Company, effective May 25, 1997.

OPTIONS

     The table below reports options granted during the last fiscal year to each of the executive officers of the Company listed in the Summary Compensation Table on page 9. The Company has not granted any stock appreciation rights (SARs).

                    Option/SAR Grants in Last Fiscal Year

                                Individual Grants                                                   Potential
-----------------------------------------------------------------------------------------      Realizable Value at
                              Number of     % of Total                                            Assumed Annual
                             Securities    Options/SARs                                        Rates of Stock Price
                             Underlying     Granted to                                             Appreciation
                            Options/SARs    Employees     Exercise                                for Option Term
                              Granted       in Fiscal    or Base Price    Expiration        --------------------------
       Name                     (#)            Year         ($/sh)           Date               5%($)         10%($)
----------------------------------------------------------------------------------------------------------------------
P. Gerald Mills                   --            --              --            --                    --            --
Paul W. Gilbert               25,000          16.4%        $ 9.625      May 21, 2007        $  151,328    $  383,494
James A. Rodefeld             15,000           9.9           9.625      May 21, 2007            90,797       230,097
Theodore R. Kolman             7,500           4.9           9.625      May 21, 2007            45,398       115,048
Herman J. Heinle               2,500           1.6           9.625      May 21, 2007            15,133        38,349
Robert L. Moles                7,500           4.9           9.625      May 21, 2007            45,398       115,048
Joseph H. Fisher                  --            --              --            --                    --            --

     Each option referred to in the foregoing table is a non-statutory option and has a term of ten years. The options granted vest at the rate of 25% per year, commencing on the first anniversary of the date of grant. The exercise price is not less than the market value of the Company's Common Stock on the date of grant. Mr. Moles' options expired as a result of his resignation, effective September 16, 1997.

     The table below reports options exercised in the last fiscal year by each of the executive officers of the Company listed in the Summary Compensation Table on page 9, and the number and fiscal year-end value of options held by each such executive officer.

               Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                                    Number of Securities                Value of Unexercised
                                                                    Underlying Unexercised           In-The-Money Options/SARs
                          Shares Acquired       Value         Options/SARs at Fiscal Year-end           at Fiscal Year-end (1)
                            on Exercise      Realized (1)                   (#)                                ($)
       Name                     (#)              ($)              Exercisable/Unexercisable           Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
P. Gerald Mills                  0                0                     200,000/100,000                    975,000/487,500
Paul W. Gilbert                  0                0                      24,250/67,750                      82,406/205,844
James A. Rodefeld                0                0                       6,667/18,333                      35,000/71,875
Theodore R. Kolman               0                0                       5,626/12,375                      16,313/43,500
Herman J. Heinle                 0                0                       1,813/4,187                        5,813/14,875
Robert L. Moles (2)              0                0                           0/0                                0/0
Joseph H. Fisher (3)             0                0                           0/0                                0/0

(1) Market value of underlying securities at exercise or fiscal year-end, minus the exercise or base price.

(2) Mr. Moles' options expired as a result of his resignation effective September 16, 1997.

(3) Mr. Fisher's options expired as a result of his resignation effective May 25, 1997.

LONG-TERM INCENTIVE PLANS

      The Company does not have a long-term incentive plan.


PENSION PLAN

       The following table summarizes annual benefits under the Company's pension plan:

                                             Years of Service
              Average        -----------------------------------------------
            Remuneration            15         20          25          30
-----------------------------------------------------------------------------
               $125,000         $ 11,250   $  15,000   $ 18,750    $ 22,500
                150,000           13,500      18,000     22,500      27,000
                175,000           15,750      21,000     26,250      31,500
                200,000           18,000      24,000     30,000      36,000
                225,000           20,250      27,000     33,750      40,500
                250,000           22,500      30,000     37,500      45,000
                300,000           27,000      36,000     45,000      54,000
                350,000           31,500      42,000     52,500      63,000

     The Plan recognizes a maximum of 30 years credited service.

     Benefits under the plan are based on an employee's cash compensation, including contributions to the Company's 401(k) plan, but excluding deferred compensation and compensation which exceeds the applicable limitation under the Internal Revenue Code. Benefits under the plan prior to an amendment were computed on the basis of total compensation for the 30 calendar years during which an employee's compensation was highest, or the entire period of employment if less than 30 years. Effective January 1, 1998, the pension plan of the Company was modified to provide benefits to employees as illustrated in the above table. Benefits of the amended plan are computed on the basis of the average yearly compensation for the highest five consecutive years during the ten years preceding the employee's last day of employment. In accordance with the plan provisions, all present and former employees as of January 1, 1998 will receive the greater of the benefits as determined under the prior plan and under the terms of the modified plan. Certain of the executive officers' minimum annual benefits will be determined as 1% of their total compensation, subject to the limitations described herein, during their years of service with the Company, plus $100. Benefits are paid as a monthly annuity, and are not subject to deduction for social security or other offset amounts.

     For each of the executive officers named in the Summary Compensation Table, all of their salary reported in the Summary Compensation Table, including the Company's contributions on their behalf to the 401(k) plan, are eligible for consideration in computing their benefits under the pension plan, subject to the applicable limitation under the Internal Revenue Code. That limitation was $150,000 for 1997, 1996 and 1995.

      The years of credited service of the executive officers named in the Summary Compensation Table are:

                                                   Years of Service
                                                   ----------------
                     P. Gerald Mills                       1 year
                     Paul W. Gilbert                      23 years
                     James A. Rodefeld                     1 year
                     Theodore R. Kolman                    7 years
                     Herman J. Heinle                     12 years
                     Robert L. Moles                      30 years
                     Joseph H. Fisher                     21 years

                  Executive Officers Employment Agreements

       The Company's employment agreement with P. Gerald Mills, as amended effective April 15, 1998, is for a term ending April 15, 2000 at an annual salary of $300,000. The Agreement authorizes Mr. Mills to defer payment of any part of the salary and interest thereon until after his retirement or death pursuant to the Company's Deferred Compensation Plan. None of Mr. Mills' salary for the year ended January 31, 1998 was deferred. Pursuant to the agreement, Mr. Mills is entitled (i) to participate in the Company's management incentive plan, (ii) to four weeks of vacation a year, and (iii) to participate in such other plans and fringe benefits as are generally available to other executives and for which he is eligible. Mr. Mills' agreement provides an option to purchase 300,000 shares of Common Stock, which was granted to him on October 31, 1996, and which vests in one-third cumulative annual installments beginning October 31, 1996.

       The agreement provides that, in the event of the termination of Mr. Mills' employment during the term of the agreement, (i) he will be entitled to any benefits contained in any wage continuation program, insurance or other employee benefit plans that are generally applicable to all executive officers of the Company and that are maintained by the Company at that time, if such termination is a result of Mr. Mills' death or disability, (ii) he will be entitled to his accrued salary through the date of termination and a pro rata bonus, if any, for the year of such termination, based on the actual number of days worked in that year, and (iii) if such termination is by the Company without good cause, Mr. Mills' option to purchase 300,000 shares of Common Stock described above will become 100% vested 30 days before such termination. His agreement also includes change in control severance provisions as described below.

       The Company's employment agreement with Messrs. Gilbert and Rodefeld are for a term of three years ending April 15, 2001, which term is automatically extended one year each April 15 beginning April 15, 1999, unless either party gives the other notice that such extension will not occur. Effective April 15, 1998, Mr. Gilbert's and Mr. Rodefeld's salaries under their agreements are $300,000 and $200,000, respectively. The agreements authorize the executive to defer payment of any part of the salary and interest thereon until after the executive's retirement or death pursuant to the Company's Deferred Compensation Plan. None of the executives' salaries for the year ended January 31, 1998 was deferred. The agreements also provide that, in the event of the death of the executive during the term of the agreement, (i) his salary will continue for two years at the rate in effect immediately before his death, (ii) he will receive a pro-rata bonus for the year of death, based on the actual number of days worked in that year, and
(iii) the Company will continue to maintain medical and hospitalization insurance for his spouse and dependents for five years. The Company may offset against these payments the proceeds of any increased insurance it provides on Mr. Gilbert's life after January 31, 1996 and on Mr. Rodefeld's life after April 15, 1998.

       If the executive's employment is terminated as a result of his disability during the term of the agreement (i) his salary will continue for two years at the rate in effect immediately before his disability and then at one-half such rate for one more year, (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year, and (iii) the Company will continue to maintain medical, hospitalization and life insurance for the executive and his spouse and dependents for five years. The Company may offset against these payments (i) any disability benefits paid under any insurance maintained by the Company, and (ii) if the executive dies while these payments are being made, the proceeds of any increased insurance the Company provides on Mr. Gilbert's life after January 31, 1996, and on Mr. Rodefeld's life after April 15, 1998.

       If the Company terminates employment without good cause before the expiration of the term (i) the executive's salary will continue, at the rate in effect immediately before termination, and the Company will provide continued medical and hospitalization insurance, for the balance of the term or one year, whichever is greater, and (ii) he will receive a pro-rata bonus for the year of his termination, based on the actual number of days worked in that year. Commencing one year after termination, the Company's continuing payment obligation, if any, will be reduced by the amount of any salary, consulting fees, or other compensation or remuneration for services thereafter received by him with respect to any remaining part of the period covered by the Company's obligation, and the Company's continuing medical and hospitalization insurance obligation shall be reduced by the amount of any other medical and hospitalization insurance provided to the executive with respect to any remaining part of such period.

       The Company's employment agreements with Messrs. Mills, Gilbert and Rodefeld also provide for change in control severance benefits described below if (i) a change in control of the Company occurs within the period described below, and (ii) (A) the executive's employment is terminated by the Company without cause or by the executive for good reason during the period beginning 90 days before the change in control and ending two years after the change in control, or (B) the executive terminates his employment with the Company at any time during the 3rd month after the change in control for any reason or for no reason. The change in control must occur on or before the earliest of (A) the expiration of the term of the written employment agreement between the executive and the Company, and (B) the executive's death or disability.

       For purposes of the agreement, a change in control generally includes
(i) the acquisition by any person or group (excluding specified persons affiliated with the Company) of 40% or more of the Company's voting securities, (ii) various business combinations involving the Company if the Company's shareholders do not own more than 50% of the surviving entity,
(iii) specified sales of substantially all of the Company's assets, and (iv) the continuing directors of the Company cease to be a majority of the Company's directors.

       The severance benefits provided by the agreement in the event of a change in control are (i) a lump-sum cash payment equal to (a) the amount of the executive's salary for a period of two years after termination of employment, or through the termination date of his employment agreement with the Company, whichever is greater (the "Time"), (b) a pro-rata bonus for the year of termination, equal to the prior year's bonus adjusted for the actual number of days worked in the year of termination, (c) the executive's prior year's bonus multiplied by the Time (in years and fractions of a partial year), and (ii) continued medical, dental, life, disability, hospitalization, optical and prescription drug coverage, automobile allowances and benefits during the Time and, if applicable, payments under the Company's Split Dollar Agreement with Mr. Gilbert, during the Time. Pursuant to the agreement, the executive has also agreed to non-competition, confidentiality, and non-solicitation provisions.

       In the event that any payments made in connection with the change in control provisions would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, the agreement provides that the Company is obligated to make the executive whole with respect to any excise tax.

       The Company's employment agreements with Messrs. Heinle and Kolman are for a term of one year ending April 15, 1999, at an annual salary of $150,000 each. The agreements provide that if the Company terminates the executive's employment without cause or if the executive terminates his employment for good reason within one year after a change in control of the Company (defined as described above in connection with the agreements with Messrs. Mills, Gilbert and Rodefeld) his salary will continue for a period of 24 months after the change in control occurred. If his employment is terminated because of any other termination by the Company or the executive, or because of his death, permanent incapacity or retirement, benefits may continue to the extent provided in any severance program, wage continuation program, insurance or other employee benefit plans that are generally applicable to all employees of the Company and that are maintained by the Company at that time.

       The Company had an employment agreement with Mr. Moles. The Company and Mr. Moles terminated the employment agreement effective September 16, 1997. Pursuant to a release and waiver agreement dated as of October 7, 1997, the Company agreed to provide Mr. Moles (i) a severance payment of $67,500;
(ii) continued health and dental coverage through March 16, 1998; (iii) $5,200 in accrued vacation pay; and (iv) an additional severance payment in the amount of $33,750 due on March 16, 1998 and continued medical coverage for three additional months in the event that Mr. Moles has not become employed in a position offering comparable wages to that of the Company prior to his termination. The additional severance payment in the amount of $33,750 was paid to Mr. Moles in March 1998, consistent with the agreement.

       The Company also had an employment agreement with Mr. Fisher. The Company and Mr. Fisher terminated the employment agreement effective May 25, 1997. Pursuant to a severance agreement effective as of May 25, 1997, the Company agreed (i) to continue to compensate Mr. Fisher at an annual rate of $140,000 a year until April 30, 1998, (ii) to continue his medical and dental coverage through December 31, 1997, at his normal contribution rates with his COBRA rights beginning January 1, 1998, and (iii) to pay him one week of vacation pay.

       The Jacobson Stock Option Plan of 1994 provides that all options granted to employees under that plan shall become immediately exercisable in full immediately before a change in control of the Company. The definition of change in control under the Plan is substantially the same as the definition as described above.

Compensation Committee Interlocks and Insider Participation

       The Compensation Committee of the Company's Board of Directors has consisted of Directors Kohlmeyer (Chair), Monahan, Richard Z. Rosenfeld and Wolohan since May 25, 1995.

       During fiscal 1997, Richard Z. Rosenfeld served as Secretary of the Company. No executive officer of the Company serves as a director or as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers also serves as a director of the Company.

       Mr. Monahan is President and a director of Comerica Bank and President and a director of Comerica Incorporated. During its last fiscal year, the Company and its subsidiaries paid $1,797,000 in interest to Comerica Bank at rates ranging from 6.93% to 8.50%, paid $14,000 in fees to Comerica Bank pursuant to various loan agreements, and paid $154,000 in rent to a subsidiary of Comerica Bank for leased computer equipment and software. At January 31, 1998, the total unpaid principal balance of all borrowings of the Company and its subsidiaries from Comerica Bank and total rental to be paid under the equipment lease was $13,149,000.

       Comerica Bank is also a depository of funds of the Company and its subsidiaries and trustee of the Company's Pension Plan, which holds 28,890 shares of the Company's Common Stock. The Company paid approximately $81,000 in fees for such services in fiscal 1997.

       Richard Z. Rosenfeld serves of counsel to Rosenfeld, Grover & Frang, P.C., and the firm provides legal services to the Company. Mr. Rosenfeld is also Secretary to the Company. During its last fiscal year, the Company paid Rosenfeld, Grover & Frang, P.C. $20,000 for legal services and $1,000 for reimbursed expenses.

Compensation Committee Report on Executive Compensation

       The Compensation Committee of the Board of Directors (the "Committee") provides general oversight for the compensation and benefit policies of the Company, reviews the development of corporate management and succession, including considering the Chairman of the Board and Chief Executive Officer's recommendations for officer promotions and compensation, reviews the salaries, bonuses and total compensation levels of Company officers, reviews the Company's employee benefit plans and policies, administers the Company's Deferred Compensation Plan, and evaluates the performance and makes recommendations to the Board of Directors as to the compensation of all of the Company's executive officers (including those named in the Summary Compensation Table on page 9). The Committee also serves as the employee option committee under the Company's Stock Option Plan of 1994.

       The Committee uses a number of resources to assist the Committee in making informed decisions regarding compensation. In prior years, the Committee has obtained Company research on industry practices and financial performance, including those of companies included in the Company's peer group index, as support to the Committee in fulfilling its responsibilities. In addition, the Company and the Committee have, in prior years, consulted with independent compensation consultants.

       The Company seeks to provide executive compensation that will support achievement of the Company's goals while attracting and retaining talented executives and rewarding superior performance. The Company implements this policy through salaries, bonuses, stock options, and employment and severance agreements, and benefit plans which are generally available to all Company employees.

       Base salary. The Company's practice is to set base salary levels for the Company's executive officers which generally approximate the median salary levels of executive officers in other companies of comparable size within the retail industry, taking into consideration the position's complexity, responsibility, working environment, and need for special expertise. Increases in base salary are determined by the Committee's subjective evaluation of the Company's performance and financial condition, the executive's individual performance and position in the salary range, and management's recommendations. The salary increases given to selected executives in 1997 were based primarily on changes in the executives' responsibilities, management's recommendations and the Committee's judgment that their salaries, adjusted for inflation, were low relative to executives at comparable companies.

       Bonuses. The Company has a bonus plan to compensate its executive officers for achieving the Company's return on sales target set near the beginning of each fiscal year and for their individual performance during the year. Bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals, increase shareholder value, and work as a team. Bonuses are also intended to recognize the executive officer's individual contributions to the Company.

       For the fiscal year ended January 31, 1998, the Jacobson Stores Inc. 1997 Management Incentive Plan (the "1997 Plan") covered all the executive officers of the Company. Pursuant to the 1997 Plan, a bonus pool was established for each executive officer equal to 15% to 35% of the executive officer's 1997 base salary if 100% of the corporate and individual performance targets were reached. The bonus pool was to be reduced pro-rata for performance less than the target and eliminated entirely if certain minimum performance thresholds (75% of the targets) were not met, or increased to a maximum of 22.5% to 52.5% of base salary if 150% of the targets were achieved. For Messrs. Mills and Gilbert, 75% of their bonuses under the plan were payable based on the Company's targeted return on sales, and 25% of their bonuses under the plan were payable at the discretion of the Board, based on the Committee's recommendations after its subjective evaluation of the executives' individual contribution to the implementation of the Company's strategic business plan. For Messrs. Rodefeld, Kolman, Heinle, Moles, and Fisher, 50% of their bonuses under the plan were payable based on the Company's targeted return on sales. For Messrs. Kolman, Heinle and Fisher, 37.5% was based on the gross margin (in dollars) and the remaining 12.5% was based on the gross margin return on investment of the merchandise departments supervised by Messrs. Kolman, Heinle and Fisher, respectively. For Messrs. Rodefeld and Moles, 25% was based on the percentage comparable stores sales increase and the remaining 25% was based on the operating profit of stores supervised by the executive officer. Under the 1997 Plan, bonuses would be paid only if the Company achieved or exceeded its threshold return on sales.

       In 1997, no bonuses were paid under the Plan as the threshold return on sales was not met by the Company.

       During 1996, the Committee approved employment agreements with 12 employees of the Company, including three executive officers, that provided for bonuses equal to 50% of the employees' base salary if (i) the employee's employment continued through at least July 31, 1997 or the Company terminated the employee before that date without cause, and (ii) the employee agreed to relocate if and when requested before July 31, 1997. The Committee determined, in its judgment, that such agreements were reasonable inducements to retain the services of these employees during a period of reorganization and management changes. During 1997 Messrs. Kolman and Moles received bonuses under this agreement in the amounts of $70,000 and $67,500 respectively. No other executive officers received a bonus under this agreement.

       Stock Options. The Company's practice is to award stock options to the Company's executive officers in amounts reflecting the Committee's subjective evaluation of the executive officer's position and ability to influence the Company's overall performance, previously issued option grants, the amount necessary to attract new executives, and management's recommendations, without any specific weight being given to any of these factors. Options are intended to provide executives with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of the executive officers with the interests of the shareholders of the Company, and to attract and retain qualified employees. The Company made its 1997 annual key employee option grants in May 1997.

       Stock options granted in fiscal 1997 are non-statutory options, have a term of ten years, and vest at the rate of 25% per year commencing on the first anniversary of the date of grant to provide a long-term incentive. The exercise price is not less than the fair market value of the underlying shares at the date of grant. Such options only provide compensation if the Company's stock price increases.

       Employment Agreements. The Company's practice is to have written employment agreements with all officers to provide them with specified periods of employment, salaries and severance benefits, including change in control severance provisions. The employment agreements with each of the Company's executive officers named in the Summary Compensation Table are summarized on pages 12-13 of this proxy statement.

       Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Compensation Committee considers this regulation in recommending compensation for the Company's executives but reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

       Bases for Compensation of P. Gerald Mills. Factors used by the Committee in evaluating Mr. Mills's performance as Chairman of the Board, President and Chief Executive Officer included the Company's 1997 financial performance compared to the previous year, strategic planning, organizational development and reorganization, investor and vendor relations, formulation of major corporate policies, including corporate governance policies, keeping the Board fully informed on the condition of the Company, and working with the directors to effectively use their talents to the best strategic advantage to the Company. The Committee recommended that the Company enter into its employment agreement with Mr. Mills, including its terms relating to salary, participation in future bonus plans (beginning with the 1997 Plan) and stock options (as described under "Executive Officers Employment Agreements" above), based on its judgment of what was appropriate in Mr. Mills' agreement, the terms that were necessary to attract Mr. Mills to the Company and the terms agreed upon before Mr. Mills' employment with the Company began. No bonus was approved for Mr. Mills' for fiscal 1997 because the Company did not meet its threshold return on sales target under the 1997 Plan. Mr. Mills was granted options upon his employment with the Company as described in the "Summary Compensation Table" on page 9. No additional options were granted to Mr. Mills during 1997.


                                COMPENSATION COMMITTEE

                                 Herman S. Kohlmeyer, Jr., Chair
                                 Michael T. Monahan
                                 Richard Z. Rosenfeld
                                 James L. Wolohan


Performance Graph

       The following graph compares the Company's cumulative shareholder return on its Common Stock for the last five fiscal years with the cumulative total return of retailers in two peer group indexes, and with the cumulative total return of companies included in the Total Return Index for The Nasdaq Stock Market (U.S. Companies), a broad equity market index.

               Comparison of Five Year Cumulative Total Return*
    Among Jacobson Stores Inc., The Nasdaq Stock Market (U.S. Companies),
                          and Two Peer Group Indexes

                            [ PERFORMANCE GRAPH ]

(A paper copy of the Performance Graph as contained in the Company's definitive proxy statement has been submitted to the Securities and Exchange Commission under separate cover.)

The dollar values for total shareholder return plotted in the graph above are shown in the table below.

                    1-30-93   1-29-94   1-28-95   1-27-96  1-25-97   1-31-98
                    -------   -------   -------   -------  -------   -------
Jacobson's            100        98        84        74       66       114
Nasdaq Market         100       114       110       152      201       240
Peer Group            100        95        90       101      125       184

*Assumes $100 invested on January 30, 1993 in Jacobson Common Stock, the
 Nasdaq Stock Market (U.S. Companies), and each of two indexes comprised of Peer Group companies. Total Return assumes reinvestment of dividends.

       The first peer group included in the graph is comprised of eight retail companies offering mainly apparel and accessories, four of which are members of the same buying office as the Company. The members of the peer group are as follows: Crowley, Milner & Co.; Dayton Hudson Corporation; Dillard Department Stores, Inc.; Gantos, Inc.; Gottschalks Inc.; The May Department Stores Company; Nordstrom, Inc.; and Proffitt's, Inc. The shareholder returns for each of these companies have been weighted according to each company's stock market capitalization at the beginning of each period. The second peer group, used in last year's proxy statement, is comprised of the same eight retail companies, plus Strawbridge & Clothier and Lamonts Apparel, Inc. Shareholder return information for these two companies is not available for the fiscal year 1997 as Strawbridge & Clothier was acquired in 1997 by The May Department Stores Company (included in the current year peer group index) and Lamonts Apparel, Inc.'s stock was not publicly-traded as of the end of fiscal 1997. The plot points for two Peer Group Indexes as shown on the graph above are the same for the four fiscal years ended January 25, 1997.


               AMENDMENT OF JACOBSON STOCK OPTION PLAN OF 1994
General

       At the meeting, shareholders will be asked to consider and act upon a proposal to amend the Jacobson Stores Inc. Stock Option Plan of 1994 (the "Option Plan") to increase the aggregate number of shares of Common Stock that may be issued upon exercise of options granted under the plan from 900,000 to 1,400,000 (the "Amendment"). Pursuant to the Option Plan, 900,000 shares of Common Stock, par value $1 per share ("Common Shares"), are currently reserved for issuance on exercise of options granted pursuant to the Option Plan to full-time key employees of the Company and its subsidiaries and to directors of the Company (the "Participants").

       Options granted under the Option Plan to employees may be "Incentive Stock Options" (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), or "Nonstatutory Options" (options that do not qualify as Incentive Stock Options). Directors may only receive Nonstatutory Options under the Option Plan. The Option Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422.

       The Company's Stock Option Plan of 1983 terminated in 1993, except as to options granted before that date. As of March 1, 1998, options to purchase 5,000 Common Shares remained outstanding under the Stock Option Plan of 1983. Also, as of March 1, 1998, options to purchase 615,750 Common Shares were outstanding under the Option Plan, no options granted under the Option Plan had been exercised, and 248,250 Common Shares remained available for the grant of options under the Option Plan. Therefore, the Board of Directors approved the Amendment on March 26, 1998, to increase the number of Common Shares available under the Option Plan, subject to shareholder approval.

       The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the Amendment to allow the Company to continue to grant options to key employees and directors in accordance with the terms of the Option Plan. The Option Plan is part of the Company's overall compensation strategy and is intended enhance the ability of the Company to retain and attract superior directors, officers and other key personnel and to provide them an incentive to achieve long-term corporate objectives through ownership of stock in the Company. The Option Plan, however, could have an "anti-takeover" effect, especially the provisions accelerating the vesting of outstanding options upon any change in control of the Company.

       Persons deemed to be affiliates of the Company, (i.e., persons who directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, the Company) may only resell securities acquired under the Option Plan pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations, thereunder (the "Securities Act"), Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

       The Company is the issuer of the securities offered pursuant to the Option Plan. The Common Shares of the Company issuable upon exercise of stock options under the Option Plan may be either authorized and unissued or reacquired Common Shares of the Company. The Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Approval of the Option Plan

       The approval by a majority of the votes cast at the meeting and entitled to vote on the action is necessary for shareholder approval of the Amendment. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining whether a quorum is present. The Board does not intend to place the Amendment into effect unless such approval is obtained, and such approval is sought pursuant to the terms of the Option Plan and in order to exempt the granting of options under the Option Plan from the provisions of Section 162(m) of the Code and in order to comply with the shareholder approval requirements for securities traded on The Nasdaq National Market.

       A copy of the Amendment is attached as Exhibit A to this Proxy Statement. The major features of the Option Plan, as proposed to be amended, are summarized below. As of March 26, 1998, the closing sales price of the Company's Common Shares was $14.

Administration

       All aspects of the Option Plan relating to options granted to eligible employees ("Employee Options") are administered by a committee of the Board of Directors of the Company designated by the Board of Directors (the "Employee Options Committee"). The Employee Options Committee must consist of not less than two directors, who are appointed by the Board. A person is not eligible to serve on the Employee Options Committee if during the prior year he or she was granted or awarded equity securities pursuant to any other plan of the Company or any of its affiliates, except for Director Options pursuant to the Option Plan or the Jacobson Stock Option Plan of 1983. Members of the Employee Options Committee are subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Option Plan pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board of Directors may remove members from or add members to the Employee Options Committee and fill vacancies on the Employee Options Committee. The Compensation Committee currently serves as the Employee Options Committee and the current members of that committee are Herman S. Kohlmeyer, Jr., Michael T. Monahan, Richard Z. Rosenfeld and James
L. Wolohan.

       With respect to options granted under the Option Plan to eligible directors ("Director Options"), if any aspects of the Option Plan require administration or interpretation, it is performed by a special committee of the Board of Directors (the "Director Options Committee"), which consists of all members of the Board of Directors who do not have and are not eligible to receive Director Options.

       Subject to the provisions of the Option Plan, the Employee Options Committee has full power and authority to make all determinations necessary or advisable with respect to the grant of Employee Options, including the persons to whom Employee Options shall be granted, the number of shares subject to each Employee Option, the option price, the timing of the grants, whether the Employee Option will be an Incentive Option or a Nonstatutory Option, the vesting period, if any, the term of the option and the other terms and conditions of Employee Options. In making its determinations the Employee Options Committee must consider senior management's recommendations and may consider any other information it deems material. The Employee Options Committee's determinations are not required to be uniform.

       The Employee Options Committee has full power and authority to interpret the Option Plan and Employee Options. All decisions by the Employee Options Committee and all decisions by the Director Options Committee are final and conclusive. The Employee Options Committee and the Director Options Committee (collectively, the "Committee") may adopt such procedures, rules and regulations as it considers appropriate, may hold meetings at such times and places as it determines and may act on the affirmative vote of a majority of its members or by written approval of all of its members.

       No member of the Committee is liable to any person pursuant to the Option Plan for any action or determination in good faith with respect to the Option Plan or any Employee Options or Director Options (collectively, "Options"). Each member of the Employee Options Committee is entitled to indemnification by the Company with respect to all actions as a member of the Employee Options Committee to the fullest extent permissible under the Company's bylaws and the laws of Michigan.

Option Plan Participants

       The persons eligible to receive Employee Options are the full-time salaried officers and other full-time key employees of the Company or its subsidiaries as determined by the Employee Options Committee. Subject to the limitations of the Option Plan, Employee Options may be granted on more than one occasion to the same employee. No member of the Employee Options Committee is eligible to receive an Employee Option. Each current director of the Company, and each person who becomes a director of the Company in the future, except any full-time employee of the Company (each an "Eligible Director") is eligible to receive Director Options. Approximately 53 key employees and 10 directors are currently eligible to participate in the Option Plan, all of whom have been granted options under the Option Plan.

       Subject to adjustments as described under "Shares Subject to Grant", no person may be granted Options to purchase more than 600,000 Common Shares in the aggregate in any fiscal year. In addition, grants are subject to the maximum number of shares remaining with respect to which stock options may be granted at any time under the Option Plan. There are also certain limitations on the maximum value of Incentive Options which may become first exercisable by any person in any year. Each grant under the Option Plan must be evidenced by a written agreement containing the terms described in the Option Plan and, with respect to Employee Options, such other terms and conditions not inconsistent with the Option Plan as the Committee determines.

Shares Subject To Grant

       The aggregate number of Common Shares which may be issued on exercise of Options currently may not exceed 900,000 shares. The Amendment increases that number to 1,400,000 shares. Any Common Shares subject to an Option that expires or terminates unexercised in whole or in part may be the subject of a new Option or Options.

       In the event of a stock dividend or distribution, split-up or combination, exchange of shares, recapitalization, merger, consolidation, corporate acquisition or separation, reorganization or comparable corporate transactions, appropriate adjustments (determined by the Board of Directors, the Employee Options Committee or the Director Options Committee) will automatically be made in the number and/or kind of shares of stock authorized by the Option Plan deliverable on the exercise of Options, the option price, or any combination of them, to maintain the proportionate interest of the optionees and preserve the value of the options so that optionees shall have the right thereafter to receive on the exercise of Options the kind and amount of Common Shares or other securities or property which they would have been entitled to receive if they had exercised the Options immediately before the effective time of the transaction.

       In the event of any dissolution or liquidation of the Company or any change in control, the vesting period of all unvested and partially vested Options will automatically be accelerated, and all such Options will be exercisable in full immediately before the effective time of such transaction. The Company must give to each holder of Employee Options written notice of such transaction or proposed transaction at least thirty days before the effective time of the transaction, or, if thirty days' notice is not feasible, then such notice as is feasible under the circumstances so that the holders of such Options will have the opportunity to exercise them before the effective time of the transaction. For purposes of the Option Plan, a change in control generally includes (i) the acquisition by any person or group (excluding specified persons affiliated with the Company) of 40% or more of the Company's voting securities, (ii) various business combinations involving the Company if the Company's shareholders immediately prior to the transaction do not own more than 50% of the surviving entity, (iii) specified sales of substantially all of the Company's assets, and (iv) the continuing directors of the Company ceasing to be a majority of the Company's directors.

Amendment or Termination of the Option Plan

       The Board of Directors may at any time amend, suspend or discontinue the Option Plan, or amend any Options at any time; except that, without approval of the shareholders before or within twelve months after such amendment, no amendment shall (i) materially increase the maximum number of shares that may be issued on exercise of Options pursuant to the Option Plan, except as described under "Shares Subject to Grant", (ii) materially modify the class of employees eligible to receive Employee Options, (iii) reduce the option price, except as described under "Shares Subject to Grant", (iv) materially increase the benefits to any director or officer of the Company or any subsidiary who is subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, (v) amend any of the provisions of the Option Plan concerning Director Options or amend any of the Director Options, or (vi) extend the term of the Option Plan. In addition, the Option Plan may not be amended in any manner to cause Incentive Stock Options to fail to meet the applicable requirements under Section 422 of the Code. Also, no amendment or termination may adversely affect rights of any optionee under any Options previously granted, without the consent of the optionee.

       The provisions of the Option Plan relating to the eligibility of directors and/or officers of the Company to receive Options, and the amount, price and timing of grants of Options to directors and/or officers of the Company, may not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act.

       Unless the Option Plan is sooner terminated by the Board of Directors, Options may be granted under the Option Plan at any time on or before May 25, 2004, but not thereafter.

Stock Options

   Grant of Stock Options

       Both Incentive Options and Nonstatutory Options may be granted under the Option Plan. Each Employee Option granted under the Option Plan must identify the Options as Incentive Options or Nonstatutory Options, and must state the number of Common Shares subject to the Option, the period, if any, before the Option may be exercised, and the term within which the Option may be exercised, which may not be more than 10 years from the date of grant. Each Employee Option must also state the option price. Such price may not be less than the fair market value of the Common Shares at the time the Option is granted. In addition, any Incentive Option granted to an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must have an option price that is at least 110% of the fair market value of the Common Shares, and the Option may not be exercisable after five years from the date of grant.

       Each Incentive Option must also provide that no disposition of any Common Shares issuable upon exercise of the Option may be made by the optionee within two years from the date of the grant of the Option nor within one year after the transfer of such shares to the optionee on exercise of the Option. Each optionee must agree to inform the Company in writing before making any sale, transfer, assignment, or other disposition of any of the shares before the expiration of such holding periods.

       Each person who becomes an Eligible Director while the Option Plan is in effect receives, on the date such person becomes an Eligible Director, a Director Option to purchase 1,000 Common Shares. In addition, immediately after each Annual Meeting of Shareholders as long as the Option Plan is in effect, each Eligible Director receives a Director Option to purchase 500 Common Shares; provided, that no person may receive the 500 Common Share Director Option on the same day he or she receives a 1,000 Common Share Director Option. Each Director Option must be clearly identified as a Director Option and must state the number of Common Shares subject to the Option. Each Director Option is exercisable at any time within five years after the date of grant at an exercise price equal to the fair market value of the Common Shares on the date of grant.

       At the time of the exercise of any Option granted pursuant to the Option Plan, the exercise notice must be accompanied by payment of the full purchase price for the shares purchased. Options may be exercised in whole or in part, but not for less than 50 shares and not for any fractional shares upon any partial exercise, except on purchase of all remaining shares covered by the Option.

       The aggregate fair market value (determined as of the date the option is granted) of the underlying stock with respect to which Incentive Options are exercisable for the first time by such individual during any calendar year (under all of such plans of the Company and its subsidiaries) cannot exceed $100,000.

   Continuation of Employment

       If the employment of the holder of an Employee Option with the Company or a subsidiary terminates, or if the holder of a Director Option ceases to be a director of the Company, all unexercised Options held by such optionee automatically expire at the same time as such termination, except (i) if the holder of the Option retires on or after his or her 65th birthday, with respect to Incentive Options and Nonstatutory Options, or pursuant to the Company's retirement policy for directors, with respect to Director Options, he or she may exercise any unexpired Option within three months, with respect to Incentive Options, or one year, with respect to Nonstatutory Options and Director Options, after the date of retirement, or until the expiration date stated in the Option, whichever occurs first, (ii) if the holder of the Option is permanently and totally disabled while employed by the Company or a subsidiary (or while serving as a director of the Company with respect to Director Options), he or she may exercise any unexpired Option within one year after the date of such permanent and total disability, or until the expiration date stated in the Option, whichever occurs first, (iii) if the holder of the Option dies while employed by the Company or a subsidiary (or while serving as a director of the Company with respect to Director Options), his or her personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Option within one year after the date of death or until the expiration date stated in the Option, whichever occurs first, and (iv) if any director is nominated by the Board of Directors for re-election, but is not re-elected as a director of the Company, due to any cause except such director's resignation or declination to serve, the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of termination of service as a director, or until the expiration date stated in the Director Option, whichever occurs first.

       The Employee Options Committee may, in its discretion, as a condition to the grant of any Employee Option, require that any employee who is the recipient of such Option to sign an agreement not to compete with the Company or any subsidiary during employment or after termination of employment with the Company or any subsidiary, which agreement may contain such terms and conditions as the Employee Options Committee determines. No Employee Option and no agreement pertaining thereto confers on the optionee any right with respect to continuation of employment, nor affects any right of the Company or any subsidiary to terminate employment.

   Transferability of Options

       Each Option must provide that it is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

    Shareholder Rights

       No holder of any Option has any rights as a shareholder of the Company with respect to any shares covered by the Option until the issuance of the shares upon exercise of the Option.

   Non-exclusive Plan

       Nothing in the Option Plan limits the authority of the Company to grant options otherwise than under the Option Plan, or to assume options of any other entity in connection with any merger, acquisition, or other corporate transaction. Participation in the Option Plan does not affect an employee's eligibility to participate in other employee benefit plans of the Company.

Federal Income Tax Consequences

       The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   Incentive Options

       Incentive Options granted pursuant to the Option Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the optionee makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such optionee and within two years from grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized upon a sale or other disposition of the shares may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

       If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the optionee will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

   Nonstatutory Options

       An optionee who acquires shares by exercise of a Nonstatutory Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares will generally be treated as capital gain or loss on the sale or other disposition of the shares.

   Capital Gains Rates

       Legislation enacted in 1997 reduces, in certain circumstances, the tax rate applicable to long-term capital gain. If an optionee recognizes long-term capital gain upon the sale or other disposition of shares acquired upon exercise of the options, the tax rate applicable to such gain will depend on a number factors, including the date the options are granted, the date the options are exercised, the date the shares are sold or otherwise disposed of, the length of time the optionee holds the shares, and the optionee's marginal tax bracket. Optionee's should consult their own tax advisors concerning the impact of the 1997 legislation regarding long-term capital gain tax rates, as well as the other tax consequences of participation in the Option Plan.

   Withholding Payments

       Whenever the Company issues or transfers Common Shares under the Option Plan, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local tax withholding requirements before the delivery of any certificates for the shares.

   Limitation on Compensation Deduction

       Publicly-held corporations are precluded from deducting compensation paid to certain of their executive officers in excess of $1 million per year. The employees covered by the $1 million annual limitation on deductibility of compensation consist of the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because the employee is one of the company's four highest compensated employees for the taxable year (other than the chief executive officer). Ordinary income attributable to stock options generally is included in an employee's compensation for purposes of the $1 million limitation on deductibility of compensation.

       However, there is an exception to the $1 million deduction limitation for compensation (including compensation attributable to stock options) paid pursuant to a qualified performance-based compensation plan. Compensation attributable to a stock option is deemed to satisfy the qualified performance-based compensation exception if (i) the grant is made by a compensation committee comprised of outside directors, (ii) the plan under which the options may be granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee, (iii) under the terms of the option, the amount of compensation the employee would receive is based solely on an increase in the value of the shares after the date of the grant (e.g., the option is granted with an exercise price at least equal to the fair market value as of the date of the grant), and (iv) the individual eligible to receive grants, the maximum number of shares for which grants may be made to any employee, the exercise price of the options and other disclosures required by SEC proxy rules are disclosed to, and subsequently approved by, shareholders.

       If the amount of compensation a covered employee will receive under the grant is not based solely on an increase in the value of the shares after the date of the grant (e.g., an option is granted with an exercise price that is less than the fair market value as of the date of the grant), none of the compensation attributable to the grant is qualified performance-based compensation unless the grant is made on account of the attainment of a performance goal that has been previously established and approved by the shareholders of the Company and otherwise qualifies under Section 162(m) of the Code. The Company has not established any performance goals for grants under the Option Plan that meet the requirements of the performance-based compensation standard required by Section 162(m) of the Code.

       In order to satisfy the shareholder approval requirement applicable to qualified performance-based compensation plans, there must be a separate shareholder vote in which a majority of the votes cast on the issue (including abstentions to the extent abstentions are counted as voting under applicable state law) are cast in favor of approval. The Option Plan is being submitted to shareholders at the meeting, in part, to satisfy this requirement. If the shareholder approval and the other requirements applicable to qualified performance-based compensation plans are satisfied (including grant by a committee of outside directors), the $1 million compensation deduction limitation will not apply to stock options with an exercise price equal to or greater than the fair market value of the underlying shares on the date of grant. However, the grant of options by the Board of Directors or by a committee not meeting the requirements of Section 162(m) and the grant of options with an exercise price less than the fair market value of the underlying shares on the date of grant under the Option Plan will not qualify for the performance-based compensation exception to the $1 million compensation deduction limitation.

Accounting Treatment

       Generally, under current accounting rules applicable to the Company, neither the grant nor the exercise of an Incentive Option or a Nonstatutory Option under the Option Plan requires any charge against earnings, if the exercise price of the option is at least equal to the fair market value of the shares on the date of grant. Footnote disclosure of the value of such options, however, is required. If the exercise price is below the fair market value of the shares on the date of grant, an earnings charge equal to the difference will be required either at the date of grant or possibly over the term of the option.

Option Grants Under the Option Plan

       The Employee Options that will be granted under the Plan in the future as a result of the Amendment are not currently determinable. Director Options will be granted as described under "Stock Options - Grant of Stock Options" above regardless of whether the Amendment is approved because sufficient Common Shares remain available for grant under the Option Plan to make those grants. The following table sets forth, as to P. Gerald Mills, Paul W. Gilbert, James A. Rodefeld, Theodore R. Kolman, Herman J. Heinle, Robert L. Moles, Joseph H. Fisher, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, the options granted under the Option Plan during the fiscal year ended January 31, 1998 and from February 1, 1998 through March 26, 1998.




                              NEW PLAN BENEFITS
                      Jacobson Stock Option Plan of 1994


                                                                   Number of Common               Number of Common
                                                                Shares Subject to Options      Shares Subject to Options
                                                                Granted Under the Plans        Granted Under the Plans
                                                                In the Fiscal Year Ended       From February 1, 1998
       Name and Position                                            January 31, 1998(1)           To March 26, 1998(1)
       -----------------                                        -------------------------      -------------------------
P. Gerald Mills, Chairman of the Board, President
     and Chief Executive Officer .....................................            0                          0

Paul W. Gilbert, Vice Chairman of the Board ..........................       25,000                     25,000

James A. Rodefeld, Executive Vice President -
     Marketing & Stores ..............................................       15,000                     20,000

Theodore R. Kolman, Senior Vice President -
     General Merchandise Manager .....................................        7,500                      7,500

Herman J. Heinle, Senior Vice President -
     General Merchandise Manager .....................................        2,500                      7,500

Robert L. Moles, Former Senior Vice President - Stores ...............        7,500                          0

Joseph H. Fisher, former Senior Vice President -
     General Merchandise Manager .....................................            0                          0

All current executive officers as a group
     (7 persons)(2) ..................................................       57,000                     70,000

All current directors who are not executive
     officers as a group (10 persons) ................................        5,000                          0

All employees including all current officers who
     are not executive officers, as a group ..........................       87,500                     83,500

---------

(1) The dollar values of such options cannot be determined because they depend on the market value of the underlying shares on the date of exercise. No associate of any director, nominee or executive officer has been granted Options under the Option Plan. In addition, no person not named above has received five percent or more of the options authorized under the Option Plan, in the aggregate.

(2)   Excludes Robert L. Moles and Joseph H. Fisher.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                           APPOINTMENT OF AUDITORS


       Arthur Andersen LLP, independent public accountants, have been auditors for Jacobson Stores Inc. and its subsidiaries since 1960. One or more representatives of that firm are expected to be present at the 1998 Annual Meeting, with the opportunity to make a statement if they want to do so, and will be available to respond to appropriate questions.

       The Board of Directors has nominated Arthur Andersen LLP as the auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending January 30, 1999. The following resolution will be offered at the meeting:

       "RESOLVED, that Arthur Andersen LLP, independent public accountants, be appointed auditors of Jacobson Stores Inc. and its subsidiary corporations for the fiscal year ending January 30, 1999."

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION.

       Approval of this proposal is given by a majority of the votes cast. Broker non-votes and abstentions will not be deemed votes cast, but will be counted for purposes of determining whether a quorum is present.



                                OTHER MATTERS

       Management does not know of any other matter to be brought before the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote according to their judgment.

       Votes in all matters will be counted by Norwest Shareowner Services whose address is P.O. Box 64859, St. Paul, MN 55164-0859.

Cost of Solicitation

       The cost of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone by a few employees of the Company; and brokers, banks and others known by the Company to hold Common Stock for other beneficial owners will be requested to forward proxies and proxy soliciting material to the beneficial owners and will be reimbursed for their expenses.


Proposals for 1999 Annual Meeting

       Any shareholder's proposal intended to be presented at the 1999 Annual Meeting must be in writing, must comply with the requirements set forth in the Company's Restated Articles of Incorporation (summarized on page 8, above) and with the requirements of the Securities and Exchange Commission, should be addressed to Secretary, Jacobson Stores Inc., 3333 Sargent Road, Jackson, Michigan 49201-8847, and must be received by the Company at that address no later than December 11, 1998, in order to be considered for inclusion in the Company's proxy material for that meeting.


                                     By order of the Board of Directors,

                                     RICHARD Z. ROSENFELD, Secretary


Jackson, Michigan, April 10, 1998.

                                  EXHIBIT A


                              THRID AMENDMENT TO
                      JACOBSON STOCK OPTION PLAN OF 1994


          WHEREAS, JACOBSON STORES INC., a Michigan corporation (the "Company"), has previously adopted the Jacobson Stock Option Plan of 1994 (the "Plan");

          WHEREAS, pursuant to Article V, Section 5 of the Plan, the Company's Board of Directors may amend the Plan; or any Options; and

          WHEREAS, the Company's Board of Directors now desires to amend the Plan and the Options.

          NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan and the Options are hereby amended as follows:

          1. Article II, Section 3 is amended to read in its entirety as follows:

                   "Section 3. Aggregate Limit. The aggregate number of shares of Common Stock which may be issued on exercise of Options shall not exceed 1,400,000 shares, except in the event of any adjustment pursuant to Article V, Section 3. Any shares of Common Stock subject to an Option that expires or terminates unexercised in whole or in part may be the subject to a new Option or Options. No person may be granted Options to purchase more than 600,000 shares of Common Stock in the aggregate in any fiscal year of the Company, subject to adjustment in the same manner provided in
          Article V, Section 3."

                     THIS PAGE LEFT INTENTIONALLY BLANK

                             Jacobson Stores Inc.



                                    NOTICE

                                      OF

                                ANNUAL MEETING

                                     AND

                               PROXY STATEMENT

                      JACOBSON STOCK OPTION PLAN OF 1994

         This Stock Option Plan of Jacobson Stores Inc., a Michigan corporation (the "Company"), is adopted by the Board of Directors and approved by the shareholders of the Company on May 26, 1994.


                                  ARTICLE I.
                                   PURPOSE

         This Plan is intended to enhance the ability of the Company to retain and attract superior directors, officers and other key personnel and to provide them an incentive to achieve long-term corporate objectives through ownership of stock in the Company.


                                 ARTICLE II.
                      STOCK AND OPTIONS SUBJECT TO PLAN

         Section 1. Common Stock. The stock issuable on exercise of Options pursuant to this Plan shall be shares of the Company's Common Stock, par value $1 per share ("Common Stock"). Such shares may be either authorized and unissued shares, or shares held in the treasury of the Company.

         Section 2. Options. Options granted pursuant to this Plan to eligible employees described in Article III, Section 1 ("Employee Options") may be either incentive stock options ("Incentive Stock Options"), within the meaning of Section 422 or any amending or superseding section of the Internal Revenue Code of 1986, as amended (the "Code"), or stock purchase options that do not qualify as Incentive Stock Options ("Nonstatutory Options"; when granted to employees, Nonstatutory Options are referred to as "Nonstatutory Employee Options"). Options granted pursuant to this Plan to Eligible Directors described in Article IV, Section 1 ("Director Options") shall be Nonstatutory Options. Incentive Stock Options and Nonstatutory Options are referred to separately and collectively as "Options".

         Section 3. Aggregate Limit. The aggregate number of shares of Common Stock which may be issued on exercise of Options shall not exceed 400,000 shares, except in the event of any adjustment pursuant to Article V, Section
3. Any shares of Common Stock subject to an Option that expires or terminates unexercised in whole or in part may be the subject of a new Option or Options.


                                 ARTICLE III.
                               EMPLOYEE OPTIONS


         Section 1. Eligibility. The persons eligible to receive Employee Options shall be such full-time salaried officers and other full-time key employees of the Company or any of its subsidiary corporations (as defined in Section 424 or any amending or superseding section of the Code), as determined by the Employee Option Committee described in Section 4.1 of this Article

III. Subject to the limitations in this Plan, Employee Options may be granted on more than one occasion to the same employee. No member of the Employee Option Committee, while a member of such committee, shall be eligible to receive any Employee Options.

         Section 2. Terms of Incentive Stock Options. All Incentive Stock Options shall be evidenced by written agreements ("Incentive Stock Option Agreements"). The Incentive Stock Options and Incentive Stock Option Agreements shall contain in substance the terms in Sections 2.1 through 2.8, and may contain such other terms and conditions not inconsistent with this Plan as the Employee Option Committee determines.

                 Section 2.1. Identification. Each Incentive Stock Option Agreement shall clearly identify the Options covered thereby as Incentive Stock Options.

                 Section 2.2. Number of Shares. Each Incentive Stock Option Agreement shall state the number of shares of Common Stock to which it pertains.

                 Section 2.3. Vesting and Term. Each Incentive Stock Option Agreement shall state the period, if any, before the Option may be exercised, and the term within which the Option may be exercised; provided, that no Incentive Stock Option may be exercised after the expiration of ten years from the date the Option is granted.

                 Section 2.4. Option Price. Each Incentive Stock Option Agreement shall state the option price, which shall be not less than the fair market value of the Common Stock at the time the Option is granted.

                 Section 2.5. Exercise of Options and Payment for Shares. Each Incentive Stock Option may be exercised only within the term stated in the Incentive Stock Option Agreement. It shall be exercisable by written notice identifying the Option and stating the number of shares purchased, accompanied by payment of the full purchase price for the shares purchased. Such notice and payment shall be delivered personally or mailed by certified mail to the Treasurer of the Company. Any Incentive Stock Option may be exercised in whole or in part; provided, that not less than 50 shares may be purchased and no fractional shares may be purchased on any partial exercise, except on purchase of all remaining shares covered by the Option.

                 Section 2.6. Non-Transferability. Each Incentive Stock Option Agreement shall provide that the Option is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

                 Section 2.7. Termination of Employment. Except as stated in paragraphs (a), (b) and (c) of this Section 2.7, if the employment of the holder of an Incentive Stock Option, with the Company or a subsidiary, terminates or is terminated for any reason whatever, whether by the Company, with or without cause, or by the optionee, all unexercised Incentive Stock Options held by such optionee shall automatically expire at the same time as termination of employment.

                         (a) Retirement. If the holder of an Incentive Stock
                 Option retires on or after the optionee's 65th birthday, the optionee may exercise any unexpired Incentive Stock Options held by such optionee within three months after the date of retirement, or until the expiration date stated in the Incentive Stock Option Agreement, whichever occurs first.

                         (b) Disability. If the holder of an Incentive Stock
                 Option is permanently and totally disabled (within the meaning of Section 22(e)(3) or any amending or superseding section of the Code) while employed by the Company or a subsidiary, the optionee may exercise any unexpired Incentive Stock Options held by such optionee within one year after the date of such permanent and total disability, or until the expiration date stated in the Incentive Stock Option Agreement, whichever occurs first.

                         (c) Death. If the holder of an Incentive Stock
                 Option dies while employed by the Company or a subsidiary, the optionee's personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Incentive Stock Options held by such optionee within one year after the date of death, or until the expiration date stated in the Incentive Stock Option Agreement, whichever occurs first.

                 Section 2.8. Holding Period; Disqualifying Dispositions. Each Incentive Stock Option Agreement shall provide that no disposition of any shares of Common Stock issuable on exercise of the Option shall be made by the optionee within two years from the date of the grant of the Option nor within one year after the transfer of such shares to the optionee on exercise of the Option. Each optionee shall agree to inform the Company in writing before making any sale, transfer, assignment, or other disposition of any of the shares before the expiration of said holding period.

                 Section 2.9. 10% Shareholder. No Incentive Stock Option may be granted to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, unless at the time the Option is granted the option price is at least 110% of the fair market value of the Common Stock and the Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

                 Section 2.10. Calendar Year Limit. The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under all plans of the Company and any subsidiaries) shall not exceed $100,000.

         Section 3. Terms of Nonstatutory Employee Options. All Nonstatutory Employee Options shall be evidenced by written agreements ("Nonstatutory Employee Option Agreements"). The Nonstatutory Employee Options and Nonstatutory Employee Option Agreements shall contain in substance the terms in Sections 3.1 through 3.7, and may contain such other terms and conditions not inconsistent with this Plan as the Employee Option Committee determines.

                 Section 3.1. Identification. Each Nonstatutory Employee Option Agreement shall clearly identify the Options covered thereby as Nonstatutory Employee Options.

                 Section 3.2. Number of Shares. Each Nonstatutory Employee Option Agreement shall state the number of shares of Common Stock to which it pertains.

                 Section 3.3. Vesting and Term. Each Nonstatutory Employee Option Agreement shall state the period, if any, before the Option may be exercised, and the term within which the Option may be exercised; provided, that no Nonstatutory Employee Option may be exercised after the expiration of ten years from the date the Option is granted.

                 Section 3.4. Option Price. Each Nonstatutory Employee Option Agreement shall state the option price, which may be less than the fair market value of the Common Stock at the time the Option is granted.

                 Section 3.5. Exercise of Options and Payment for Shares. Each Nonstatutory Employee Option may be exercised only within the term stated in the Nonstatutory Employee Option Agreement. It shall be exercisable by written notice identifying the Option and stating the number of shares purchased, accompanied by payment of the full purchase price for the shares purchased. Such notice and payment shall be delivered personally or mailed by certified mail to the Treasurer of the Company. Any Nonstatutory Employee Option may be exercised in whole or in part; provided, that not less than 50 shares may be purchased and no fractional shares may be purchased on any partial exercise, except on purchase of all remaining shares covered by the Option.

                 Section 3.6. Non-Transferability. Each Nonstatutory Employee Option Agreement shall provide that the Option is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

                 Section 3.7. Termination of Employment. Except as stated in paragraphs (a), (b) and (c) of this Section 3.7, if the employment of the holder of a Nonstatutory Employee Option, with the Company or a subsidiary, terminates or is terminated for any reason whatever, whether by the Company, with or without cause, or by the optionee, all unexercised Nonstatutory Employee Options held by such optionee shall automatically expire at the same time as termination of employment.

                        (a) Retirement. If the holder of a Nonstatutory
                 Employee Option retires on or after the optionee's 65th birthday, the optionee may exercise any unexpired Nonstatutory Employee Options held by such optionee within one year after the date of retirement, or until the expiration date stated in the Nonstatutory Employee Option Agreement, whichever occurs first.

                        (b) Disability. If the holder of a Nonstatutory
                 Employee Option is permanently and totally disabled (within the meaning of Section 22(e)(3) or any amending or superseding section of the Code) while employed by the Company or a subsidiary, the optionee may exercise any unexpired Nonstatutory Employee Options held by such optionee within one year after the date of such permanent and total disability, or until the expiration date stated in the Nonstatutory Employee Option Agreement, whichever occurs first.

                        (c) Death. If the holder of a Nonstatutory Employee
                 Option dies while employed by the Company or a subsidiary, the optionee's personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Nonstatutory Employee Options held by such optionee within one year after the date of death, or until the expiration date stated in the Nonstatutory Employee Option Agreement, whichever occurs first.

         Section 4. Administration.

                 Section 4.1. Committee. All aspects of the Plan relating to Employee Options shall be administered by a committee of the Board of Directors of the Company (the "Employee Option Committee"), designated by the Board of Directors. The Employee Option Committee shall consist of not less than two members of the Board of Directors, who shall be appointed for such purpose by the Board. No person shall be eligible to serve on the Employee Option Committee who, during the one year prior to such service or during such service, was granted or awarded equity securities, including any derivative securities, as defined in Rule 16a-1(c) or any amending or superseding rule under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to any other plan of the Company or any of its affiliates; except that recipients of Director Options pursuant to the Jacobson Stock Option Plan of 1983, as amended (the "1983 Plan"), or pursuant to this Plan, or both, shall be eligible to serve on the Employee Option Committee. Members of the Employee Option Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan, as set forth in Rule 16b-3 or any amending or superseding rule under the Exchange Act. The Board of Directors may remove members from or add members to the Employee Option Committee, and fill vacancies on the Employee Option Committee.

                 Section 4.2. Committee Determinations. Subject to the provisions of this Plan, the Employee Option Committee shall have full power and authority to make all determinations necessary or advisable with respect to the grant of Employee Options, including without limitation the persons to whom Employee Options shall be granted, the number of shares subject to each Employee Option, the option price, the timing of the grants, whether each Employee Option will be an Incentive Stock Option or Nonstatutory Employee Option, the vesting period, if any, before an Employee Option may be exercised, the term within which it may be exercised, and the other terms and conditions of the Employee Options and the agreements evidencing same. In making its determinations, the Employee Option Committee shall consider recommendations of the senior management of the Company, and may consider any other information it deems material. The Employee Option Committee's determinations need not be uniform, and may be made selectively among persons who receive or are eligible to receive Employee Options, whether or not such persons are similarly situated.

                 Section 4.3. Conditions of Grant. The Employee Option Committee may, in its discretion, as a condition to the grant of any Employee Options, require any employee who is the recipient of such Option to sign an agreement not to compete with the Company or any subsidiary during employment or after termination of employment with the Company or any subsidiary, which agreement may contain such terms and conditions as the Employee Option Committee determines.

                 Section 4.4. Interpretations. The Employee Option Committee shall have full power and authority to interpret and construe this Plan, Employee Options, and the agreements pertaining thereto, and to resolve any questions arising in connection therewith. All decisions by the Employee Option Committee shall be final, conclusive, and binding on all persons, including without limitation the Company, its shareholders, and all persons who may then or thereafter hold any Employee Options or have any interest therein.

                 Section 4.5. Procedures. The Employee Option Committee may adopt such procedures, rules and regulations as it considers appropriate; may hold meetings at such times and places as it determines; and may act at any meeting on affirmative vote of a majority of the members of the Employee Option Committee, or without a meeting on written authorization or approval of all members of the Employee Option Committee.

                 Section 4.6. Non-Liability; Indemnification. No member of the Employee Option Committee shall be liable to any person for any action or determination in good faith with respect to the Plan or any Employee Options. Each member of the Employee Option Committee shall be entitled to indemnification by the Company with respect to all actions as a member of the Employee Option Committee, to the fullest extent permissible under the Company's bylaws and the laws of Michigan.


                                 ARTICLE IV.
                               DIRECTOR OPTIONS

         Section 1. Eligibility. Each current director of the Company, and each person who hereafter becomes a director of the Company, except any full-time employee of the Company, shall be eligible to receive Director Options as hereinafter set forth, and is referred to as an "Eligible Director."


         Section 2. Grant of Options.

                 (a) Each Eligible Director on May 26, 1994 who received Director Options pursuant to the 1983 Plan shall receive Director Options pursuant to this Plan to purchase

         500 shares of Common Stock.

                 (b) Each Eligible Director on May 26, 1994 who did not receive Director Options pursuant to the 1983 Plan shall receive Director Options pursuant to this Plan to purchase 1,000 shares of Common Stock.

                 (c) Each person who becomes an Eligible Director after May 26, 1994 and while this Plan is in effect shall receive, on the date such person becomes an Eligible Director, Director Options to purchase 1,000 shares of Common Stock.

                 (d) Immediately after each Annual Meeting of Shareholders, commencing with the 1995 Annual Meeting and continuing as long as this Plan is in effect, each Eligible Director shall receive Director Options to purchase 500 shares of Common Stock; provided, that no person shall receive Director Options pursuant to this paragraph (d) on the same date such person receives Director Options pursuant to paragraph (b) or (c) of this Section 2.

         Section 3. Terms of Director Options. All Director Options shall be evidenced by written agreements ("Director Option Agreements"). The Director Options and Director Option Agreements shall contain in substance the terms in Sections 3.1 through 3.7.

                 Section 3.1. Identification. Each Director Option Agreement shall clearly identify the Options covered thereby as Director Options.

                 Section 3.2. Number of Shares. Each Director Option Agreement shall state the number of shares of Common Stock to which it pertains.

                 Section 3.3. Term. Each Director Option may be exercised at any time within five years after the date the Option is granted.

                 Section 3.4. Option Price. Each Director Option Agreement shall state the option price, which shall be the fair market value of the Common Stock at the time the Option is granted.

                 Section 3.5. Exercise of Options and Payment for Shares. Each Director Option may be exercised only within the term stated in the Director Option Agreement. It shall be exercisable by written notice identifying the Option and stating the number of shares purchased, accompanied by payment of the full purchase price for the shares purchased. Such notice and payment shall be delivered personally or mailed by certified mail to the Treasurer of the Company. Any Director Option may be exercised in whole or in part; provided, that not less than 50 shares may be purchased and no fractional shares may be purchased on any partial exercise, except on purchase of all remaining shares covered by the Director Option.

                 Section 3.6. Non-Transferability. Each Director Option Agreement shall provide that the Option is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by the optionee.

                 Section 3.7. Termination of Service. Except as stated in paragraphs (a) through (d) of this Section 3.7, if the holder of a Director Option ceases to be a director of the Company for any reason whatever, all unexercised Director Options held by such director shall automatically expire at the same time as termination of service as a director.

                         (a) Retirement. If the holder of a Director Option
                 retires pursuant to the Company's retirement policy for directors, the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of retirement, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

                         (b) Non-Election. If any director is nominated by
                 the Board of Directors for re-election, but is not re-elected as a director of the Company, due to any cause except such director's resignation or declination to serve, the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of termination of service as a director, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

                         (c) Disability. If the holder of a Director Option
                 is permanently and totally disabled (within the meaning of Section 22(e)(3) or any amending or superseding section of the Code), the optionee may exercise any unexpired Director Options held by such optionee within one year after the date of such permanent and total disability, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

                         (d) Death. If the holder of a Director Option dies,
                 the optionee's personal representative, executor or administrator, or person who acquires the right to exercise the Option by bequest or inheritance or by reason of the optionee's death, may exercise any unexpired Director Options held by such optionee within one year after the date of death, or until the expiration date stated in the Director Option Agreement, whichever occurs first.

         Section 4. Administration.

                 Section 4.1. Committee. If any aspects of the Plan relating to Director Options require administration or interpretation, such administration or interpretation shall be performed by a special committee of the Board of Directors of the Company (the "Director Option Committee"), which shall consist of all members of the Board of Directors who do not have and are not eligible to receive Director Options.

                 Section 4.2. Decisions. All decisions by the Director Option Committee shall be final, conclusive and binding on all persons, including without limitation the Company, its shareholders, and all persons who may then or thereafter hold any Director Options or have any interest therein.

                 Section 4.3. Procedures. The Director Option Committee may adopt such procedures, rules and regulations as it considers appropriate; may hold meetings at such times and places as it determines; and may act at any meeting on affirmative vote of a majority of the members of the Director Option Committee, or without a meeting on written authorization or approval of all members of the Director Option Committee.

                 Section 4.4. Non-Liability; Indemnification. No member of the Director Option Committee shall be liable to any person for any action or determination in good faith with respect to the Plan or any Director Options. Each member of the Director Option Committee shall be entitled to indemnification by the Company with respect to all actions as a member of the Director Option Committee, to the fullest extent permissible under the Company's bylaws and the laws of Michigan.


                                  ARTICLE V.
                           MISCELLANEOUS PROVISIONS

         Section 1. Rights as a Shareholder. No holder of any Option shall have any rights as a shareholder of the Company with respect to any shares covered by the Option until the issuance of the shares on exercise of the Option.

         Section 2. Optionee's Employment. No Employee Option and no agreement pertaining thereto shall confer on the optionee any right with respect to continuation of employment, nor affect any right of the Company or any subsidiary to terminate employment.

         Section 3. Adjustments.

                 (a) Anti-dilution. In the event of a stock dividend or distribution, split-up or combination, exchange of shares, recapitalization, merger, consolidation, corporate acquisition or separation, reorganization, or comparable corporate transaction, appropriate adjustments (to be determined by the Board of Directors of the Company or the Employee Option Committee with respect to Employee Options, and to be determined by the Director Option Committee with respect to Director Options) shall automatically be made in the number and/or kind of shares of stock authorized by this Plan deliverable on the exercise of Options, the option price, or any combination thereof, to maintain the proportionate interest of the optionees and preserve the value of the options, so that optionees shall have the right thereafter to receive on the exercise of Options the kind and amount of shares of Common Stock or other securities or property which they would have been entitled to receive if they had exercised the Options immediately prior to the effective time of such transaction.

                 (b) Liquidation or Change in Control. In the event of any dissolution or liquidation of the Company, or any merger, consolidation, or other corporate transaction, in which the Company is not the surviving entity, the vesting period of all unvested and partially vested Options shall automatically be accelerated, and all such Options shall be exercisable in full immediately prior to the effective time of such transaction. The Company shall give to each holder of Employee Options written notice of such transaction or proposed transaction at least thirty days prior to the effective time of the transaction, or, if thirty days' prior written notice is not feasible, then such notice as is feasible under the circumstances, so that the holders of such Options will have the opportunity to exercise them prior to the effective time of the transaction.

                 (c) Exception. Notwithstanding the provisions of paragraphs
         (a) and (b) of this Section 3, no adjustment shall be made with respect to Incentive Stock Options that would result in their disqualification as Incentive Stock Options under the applicable provisions of the Code and regulations thereunder.

         Section 4. Withholding. Whenever the Company issues or transfers shares of Common Stock under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificates for the shares.

         Section 5. Amendments to Plan. The Board of Directors of the Company at any time may amend, suspend or discontinue this Plan or amend any Options; except that, without approval of the shareholders before or within twelve months after such amendment, no amendment shall (i) materially increase the maximum number of shares that may be issued on exercise of Options pursuant to this Plan (except pursuant to Section 3 of this Article V, (ii) materially modify the class of employees eligible to receive Employee Options, (iii) reduce the option price (except pursuant to Section 3 of this Article V),
(iv) materially increase the benefits to any director or officer of the Company or any subsidiary who is subject to the restrictions of Section 16(b) of the Exchange Act, (v) amend any of the provisions of Article IV or amend any Director Options, or (vi) extend the term of the Plan. This Plan may not be amended in any manner that will cause Incentive Stock Options to fail to meet the applicable requirements under Section 422 of the Code and regulations thereunder. No amendment or termination shall adversely affect rights of any optionee under any Options previously granted, without the consent of the optionee. The provisions of this Plan relating to the eligibility of directors and/or officers of the Company to receive Options, and the amount, price and timing of grants of Options to directors and/or officers of the Company, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         Section 6. Nonexclusivity. Nothing contained in this Plan shall limit the authority of the Company to grant options otherwise than under this Plan, or to assume options of any other entity in connection with any merger, acquisition, or other corporate transaction. Participation in this Plan shall not affect an employee's eligibility to participate in other employee benefit plans of the Company.

         Section 7. Construction. This Plan and the Options shall be construed according to the laws of Michigan. Article and section headings are for convenience only, and shall not affect the construction of any provision.

         Section 8. Successors and Assigns. This Plan and the Options and agreements pertaining thereto shall be binding on and enforceable by the Company and each optionee, and their successors in interest.

         Section 9. Effective Date and Duration. This Plan is effective on adoption by the Board of Directors and approval by the shareholders of the Company on May 26, 1994. Options may be granted under this Plan at any time on or before May 25, 2004, but not thereafter.

                              FIRST AMENDMENT TO
                      JACOBSON STOCK OPTION PLAN OF 1994

         WHEREAS, JACOBSON STORES INC., a Michigan corporation (the "Company"), has previously adopted the Jacobson Stock Option Plan of 1994 (the "Plan");

         WHEREAS, pursuant to Article V, Section 5 of the Plan, the Company's Board of Directors may amend the Plan; or any Options; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan and the Options, except for the Director Options.

         NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan and the Options, other than the Director Options, are hereby amended as follows:

         1.       Article V, Section 3(b) is amended to read as follows:

                  "(b) Liquidation or Change in Control. In the event of any dissolution or liquidation of the Company, or any "Change in Control" (as defined below), the vesting period of all unvested and partially vested Options shall automatically be accelerated, and all such Options shall be exercisable in full immediately prior to the effective time of such transaction. The Company shall give to each holder of Employee Options written notice of such transaction or proposed transaction at least thirty days prior to the effective time of the transaction, or, if thirty days' prior written notice is not feasible, then such notice as is feasible under the circumstances, so that the holders of such Options will have the opportunity to exercise them prior to the effective time of the transaction."

                           (i) For purposes of this Plan, a "Change in
                  Control" occurs on the first day any one or more of the following occurs:

                                     (A) any person (as such term is used in
                           Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange Act) but excluding all "Excluded Persons" (as defined in paragraph (ii)), becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing (A) 40% or more of the combined voting power of all of the Company's outstanding securities entitled to vote generally in the election of the Company's directors, or (B) 40% or more of the combined shares of the Company's capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Company;

                                     (B) the consummation of any merger,
                           consolidation, reorganization or share exchange involving the Company, unless the holders of the Company's capital stock outstanding immediately before such transaction own more than 50% of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the surviving entity after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Company's capital stock immediately before such transaction;

                                     (C) the consummation of any sale or
                           other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Company's assets to a person whose acquisition of 40% or more of the combined shares of the Company's capital stock then outstanding would have caused a Change in Control under paragraph (i)(A)); or

                                     (D) the "Continuing Directors" (as
                           defined in paragraph (iii)) cease to be a majority of the Company's directors.

                           (ii) For purposes of this Plan, the "Excluded
                  Persons" are (i) the Company's Chairman of the Board, Chief Executive Officer, Vice Chairman of the Board and President (collectively, the "Executives"), (ii) any "group" (as that term is used in Section 13(d) of the Exchange Act and the rules thereunder) that includes any of the Executives or in which any of the Executives is, or has agreed to become, an equity participant, (iii) any entity in which any of the Executives is, or has agreed to become, an equity participant, (iv) the Company, (v) any subsidiary of the Company, (vi) any employee benefit plan of the Company or any subsidiary of the Company or the related trust, (vii) any entity to the extent it is holding capital stock of the Company for or pursuant to the terms of any employee benefit plan of the Company or any subsidiary of the Company, and (viii) any director, officer or beneficial owner of at least 10% of the Company's outstanding Common Stock as of the date of this Agreement. For purposes of this Agreement, none of the Executives shall be deemed an "equity participant" in any group or entity (i) in which such Executive owns for investment purposes only no more than 5% of the stock of a publicly-traded entity whose stock is either listed on a national stock exchange or quoted in The NASDAQ National Market, if such Executive is not otherwise affiliated with such group or entity, or (ii) if such Executive's participation is fully-disclosed to, and approved by, the Company's Board of Directors and the Continuing Directors before the Change in Control occurs.

                           (iii) For purposes of this Plan, the "Continuing
                  Directors" are the directors of the Company as of December 18, 1995, and any person who subsequently becomes a director if such person is appointed to be a director by a majority of the Continuing Directors or if such person's initial nomination for election or initial election as a director is recommended or approved by a majority of the Continuing Directors.


Dated:  January 24, 1996

                             SECOND AMENDMENT TO
                      JACOBSON STOCK OPTION PLAN OF 1994




         WHEREAS, JACOBSON STORES INC., a Michigan corporation (the "Company"), has previously adopted the Jacobson Stock Option Plan of 1994 (the "Plan");

         WHEREAS, pursuant to Article V, Section 5 of the Plan, the Company's Board of Directors may amend the Plan; or any Options; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan and the Options.

         NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan and the Options are hereby amended as follows:

         1.       Article II, Section 3 is amended to read as follows:

                  "Section 3. Aggregate Limit. The aggregate number of shares of Common Stock which may be issued on exercise of Options shall not exceed 900,000 shares, except in the event of any adjustment pursuant to Article V, Section 3. Any shares of Common Stock subject to an Option that expires or terminates unexercised in whole or in part may be the subject to a new Option or Options. No person may be granted Options to purchase more than 600,000 shares of Common Stock in the aggregate in any fiscal year of the Company, subject to adjustment in the same manner provided in Article V, Section 3."


Dated: January 22, 1997

[ Form of Proxy -- Side 1 ]

PROXY                                                           COMMON STOCK


                            JACOBSON STORES INC.
             1998 Annual Meeting of Shareholders -- May 28, 1998

      The undersigned appoint(s) P. GERALD MILLS and MICHAEL T. MONAHAN as proxies, each with power of substitution, and authorize(s) them to represent and vote as indicated below all shares of Common Stock of Jacobson Stores Inc. held of record by the undersigned on March 30, 1998, at the 1998 Annual Meeting of Shareholders, to be held May 28, 1998, and at any adjournments thereof.

1. ELECTION OF DIRECTORS:

        [ ]  FOR all nominees      [ ]  WITHHOLD AUTHORITY
               listed below               to vote for all nominees
               (except as marked          listed below
               to the contrary
               below)

   Class III Directors to serve until the 2001 Annual Meeting of
   Shareholders:

                 Kathleen McCree Lewis, Michael T. Monahan,
                 Richard Z. Rosenfeld and James L. Wolohan.

   (To withhold authority to vote for any nominee(s), write that person's name(s) in the following space:)

                       _______________________________


2. AMENDMENT OF JACOBSON STOCK OPTION PLAN OF 1994:

   Proposal to amend the Jacobson Stock Option Plan of 1994 to increase the aggregate number of shares of Common Stock that may be issued upon exercise of options granted under the plan from 900,000 to 1,400,000 shares.

          [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                (Continued and to be signed on reverse side)

[ Form of Proxy -- Side 2 ]


                         (Continued from other side)

3. APPOINTMENT OF AUDITORS:

   Proposal to appoint Arthur Andersen LLP as auditors for the fiscal year ending January 30, 1999.

          [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote on any other matters that may properly come before the meeting or any adjournments thereof.

This proxy is solicited on behalf of the Company's Board of Directors. Properly executed proxies will be voted as specified. If no direction is given or if no instructions to the contrary are indicated, proxies will be voted FOR items 1, 2 and 3 and according to the judgment of the proxies on all other matters.

The undersigned acknowledge(s) receipt of the Notice of the 1998 Annual Meeting of Shareholders, the proxy statement for said meeting, and the Annual Report of Jacobson Stores Inc. to its shareholders for the year ended January 31, 1998.

Please sign in the space provided exactly as name(s) appear(s) below. For joint accounts, each joint owner is requested to sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership, please sign in the name of the shareholder, sign your name, and give your title. Unsigned or improperly signed proxies will not be counted. Signed but unmarked proxies will be voted in accordance with the Board of Director's recommendations



                                     _______________________________
                                     Signature

                                     _______________________________
                                     Signature

                                     Dated:  ________________, 1998


                                     Please sign, date and return
                                     this proxy promptly in the
                                     enclosed envelope. This proxy
                                     will not be used if you attend
                                     person and so request.